UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

GXO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40470	86-2098312
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two American Lane, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 489-1287

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common stock, par value $0.01 per share	GXO	New York Stock Exchange
3.750% Notes due 2030	GXO/30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2026, Paul Blanchett, Chief Accounting Officer of GXO Logistics, Inc. (the “Company”), notified the Company of his decision to resign from his position as Chief Accounting Officer, with his last working day being April 24, 2026. Mr. Blanchett resigned to pursue a new professional opportunity outside of the logistics industry, and there were no disagreements between the Company and Mr. Blanchett on any matter regarding its operations, policies, or practices.

On January 29, 2026, the Company’s Board of Directors appointed Laura Bracken, the Company’s Vice President Controller, Americas and Asia Pacific, to also serve as the Company’s Interim Chief Accounting Officer (interim principal accounting officer), effective April 1, 2026. Ms. Bracken, 52, has served as the Company’s Vice President Controller, Americas and Asia Pacific since May 2024, after the Company's acquisition of PFSweb, Inc. (“PFS”). Prior to that time, Ms. Bracken served as Senior Vice President, Chief Accounting Officer, Head of Finance of PFS, beginning in March 2023. Prior to PFS, from September 2022 until March 2023, Ms. Bracken served as Chief Accounting Officer/Interim Chief Financial Officer of Aero Design Labs and in various roles at At Home Group Inc., including Chief Accounting Officer from July 2020 until April 2022 and Vice President, Controller from April 2019 until July 2020. Prior to At Home Group Inc., Ms. Bracken served as a staff auditor with PricewaterhouseCoopers LLP and held various accounting roles with additional corporations. Ms. Bracken is a Certified Public Accountant.

On January 29, 2026, the Company and Ms. Bracken entered into an offer letter (“Offer Letter”). Pursuant to the Offer Letter, Ms. Bracken’s annual base salary will continue to be $300,900 and Ms. Bracken will be paid a responsibility allowance of $6,000 per month, less applicable taxes and deductions, beginning on February 1, 2026, and for the duration of her Interim Chief Accounting Officer role or a minimum of six months, whichever is longer. Also, pursuant to the Offer Letter, in connection with a successful transition as outlined in the Offer Letter, Ms. Bracken is eligible to receive a restricted stock unit (“RSU”) award grant on August 1, 2026 with a grant date value of $150,000. The RSU grant will vest in three (3) equal increments on the first, second, and third anniversaries of the grant date, subject to Ms. Bracken’s continued employment with the Company and other conditions set forth in the award and plan documents. The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this Item 5.02 by reference.

There are no family relationships between Ms. Bracken and any director or executive officer of the Company, and Ms. Bracken has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	Offer Letter, dated January 29, 2026, between Laura Bracken and GXO Logistics, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2026	GXO LOGISTICS, INC.
	By:	/s/ Karlis P. Kirsis
	Name:	Karlis P. Kirsis
	Title:	Chief Legal Officer